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                                                                   Exhibit 10.78

                              SEPARATION AGREEMENT

     This agreement ("Agreement") is made among Charles D. Erwin, an individual residing in Houston, Texas ("Erwin"), Hanover Compressor Company, a Delaware corporation ("HCC"), and Hanover Compression Limited Partnership ("Hanover Compression," and together with HCC, "Hanover") following significant negotiation by both parties, fully represented by counsel.

     For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hanover and Erwin, intending to be legally bound, hereby agree as follows:

1. Effective Date. The Agreement will become final, binding and enforceable as of the Effective Date (as hereafter defined).

2. Termination of Employment. Each of Hanover and Erwin has determined that it is in their respective best interest to sever their relationship, including his employment relationship with Hanover. In exchange for the waiver and release and other substantial promises by Erwin contained herein, Hanover agrees that Erwin may resign from employment, and Erwin hereby resigns from all positions he holds as an employee, agent, representative, officer, and/or director of HCC its subsidiaries and affiliates, and any entity in which HCC may hold directly, or indirectly, any interest (collectively, the "Hanover Entities") effective August 2, 2002 (the "Effective Date"). In connection with the foregoing, Erwin agrees that he will execute such resignation letters and other similar documents as Hanover may reasonably require in connection with the foregoing.

3. Payments to Erwin. In further exchange for the waiver and release and other substantial promises by Erwin contained herein, Hanover agrees as follows:

         a. Within three (3) business days after the Effective Date, Hanover will deliver to Erwin a final paycheck for all wages earned through the Effective Date, plus any accrued but unused vacation, less any and all customary and usual deductions or withholdings.

         b. Within thirty (30) days after the Effective Date, Hanover will reimburse Erwin for all necessary and reasonable expenses that Erwin has incurred on behalf of the Hanover Entities prior to the Effective Date, according to the standard policies and procedures of Hanover regarding reimbursement of such expenses. Further, Hanover will reimburse Erwin or pay directly for Erwin's reasonable attorney's fees incurred with respect to the negotiation and execution of this Agreement.

         c. Hanover's Houstonian membership which Erwin has been using will be assigned from Hanover to Erwin, without charge, and Hanover shall pay any remaining balance on the initiation fee. Erwin shall be responsible for all dues and expenses relating thereto from and after the Effective Date.


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         d. Except as otherwise specifically provided in this Agreement, Erwin will not be eligible to participate in or accumulate any credit under the provisions of any retirement plan, the vacation policy, or any other employee benefit plan or policy of Hanover from and after the Effective Date. No further bonus will be paid to Erwin under any bonus plan or policy.

4. Stock Options. It is expressly agreed that Erwin may exercise any unexercised vested outstanding options ("Stock Options") granted pursuant to any of HCC's various stock option plans and stock option agreements between Erwin and HCC (such stock option plans and stock option agreements being herein collectively referred to as the "Stock Option Agreements"), but only in accordance with the terms and provisions of the operative Stock Option Agreement, including those provisions relating to termination of employment; provided, however, that such Stock Option Agreements shall not be construed to forfeit any vested Stock Options upon termination of employment but shall allow the exercise of such Stock Options in accordance with the post-termination exercise period associated with voluntary departure set forth in the applicable Stock Option Agreement.

     Stock Options that have not vested before the Effective Date shall be forfeited. No further awards, accruals, vesting, or payments of any kind will be made to Erwin for any plan year. In connection with any exercise of any Stock Options, Erwin shall first fully satisfy and fund HCC's federal income tax withholding obligations, if any, that may arise in connection with Erwin's exercise of such Stock Option and any related requirement under the operative Stock Option Agreement. In addition, Erwin agrees that in connection with each exercise of any Stock Option, Erwin will immediately deliver the certificates evidencing the resulting shares of stock (the "Option Shares") to HCC in freely transferable form as collateral for the repayment of the Existing Loans (as defined below) together with such stock powers, financing statements and security agreements as HCC shall reasonably require to evidence and perfect a first priority security interest in the Option Shares and (ii) within five (5) business days after the Effective Date, Erwin will execute and deliver to HCC such security agreements and financing statements as HCC shall reasonably require to evidence and perfect a first priority security interest in any Option Shares that have been, or may in the future be, issued pursuant to the Stock Options (collectively the "2002 Stock Pledge Agreements"). All Option Shares shall secure the Existing Loan pursuant to the terms of the 2002 Stock Pledge Agreements and on terms consistent with this Agreement. The 2002 Stock Pledge Agreements shall include provisions that allow or require, as indicated below, the sale of all or a portion of the Option Shares covered thereby only after fifteen (15) business days after notice to Erwin so as to allow him time to provide additional adequate collateral as required and the resulting proceeds shall be applied as follows in the following order of priority:

         a. First, at the time of the last exercise (or lapse, if earlier) of the foregoing Stock Options, a determination shall be made of the federal income taxes that will accrue (at the maximum marginal federal income tax rate for the year 2002 for individuals filing jointly) as a result of the grant and exercise of the foregoing Stock Options (less the amount of required federal income tax withholding by HCC) and a number of Option Shares having a market value at such time equal to the amount of such taxes, plus cost of sale, shall be released from the 2002 Stock Pledge Agreements and delivered to Erwin; and


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         b. Second, at Erwin's option, the remaining Option Shares may be sold and the resulting proceeds, less actual cost of sale, shall be delivered to HCC as substitute cash collateral for the repayment of for the Existing Loan and deposited by HCC into an interest bearing depository account under the control of HCC (such sums being referred to herein as the "Cash Collateral").

     In addition, the 2002 Stock Pledge Agreements shall provide that (i) for purposes of the ratio test contained in Paragraph 4 of the 2000 Pledge Agreement (as hereafter defined), the Option Shares covered by the 2002 Stock Pledge Agreements shall be considered Pledged Securities (as defined in such Paragraph 4) covered by the 2000 Pledge Agreement (ii) in the event Erwin is ever required pursuant to such Paragraph 4 to deliver additional Pledged Securities, Erwin shall have twenty (20) days after delivery of notice thereof from Hanover in which to satisfy such requirement, and,
     (iii) Erwin shall be entitled to a release from the 2002 Stock Pledge Agreements of any Option Shares covered by the 2002 Stock Pledge Agreements in excess of the number of Option Shares necessary to satisfy the ratio test contained in Paragraph 4 of the 2000 Pledge Agreement, after taking into account the number of shares of HCC then covered by the 2000 Pledge Agreement. The "2000 Pledge Agreement" will mean that certain Pledge Agreement dated June 29, 2000 executed by Erwin in favor of Hanover Compression.

5. Return of Company Materials. Except as otherwise provided herein, no equipment or materials shall be transferred to Erwin from Hanover. Erwin must, on or prior to the Effective Date, return or relinquish all Hanover credit cards, computers (including all files saved thereon), office space, equipment, files, books, and other company equipment, materials, or property in his possession, except all furniture and accessories in his office may be taken by Erwin at no charge within thirty (30) days after the Effective Date.

6. Payments to Hanover. In partial exchange for the substantial promises by Hanover contained herein, Erwin agrees as follows with respect to the loan evidenced by the following described Promissory Note (the "Existing Loan"):

     Four Year Secured Promissory Note dated June 29, 2000 executed by Erwin and payable to the order of HCC in the original principal amount of $824,087.08 as therein provided.

         6.1 Status of Existing Loan. With respect to the Existing Loan, the parties agree that the unpaid principal amount of the Existing Loan, as of the Effective Date, is equal to $583,692. Erwin represents and warrants to Hanover that (i) Erwin does not have any right of offset or setoff against the payment of the Existing Loan or any defenses to payment of the Existing Loan and (ii) the Promissory Note evidencing such Existing Loan, as described above, has not been modified or amended, represents the entire agreement between Erwin and Hanover Compression concerning such Existing Loan, is in full force and effect, is a valid and subsisting obligation of Erwin and is enforceable in accordance with its terms.

          6.2. Further Assurances. Erwin agrees that Erwin shall promptly execute and deliver all further agreements, and take all further action, that may be reasonably necessary or that Hanover may reasonably request, in order to further evidence the Existing Loan and/or the liens, security interests, and assignments granted or purported to be granted as security for



                                       Page 3 of 11

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     the Existing Loan and perfect and protect the same or to enable Hanover to exercise and enforce Hanover's rights and remedies thereunder. Without limiting the foregoing, Erwin shall at Hanover's reasonable request: (i) execute security agreements, financing statements, amendments and continuations of financing statements, assignments, notices, and such other documents and agreements as Hanover may reasonably request in order to perfect and preserve the liens and security interests granted or purported to be granted as security for the Existing Loan and (ii) use reasonable efforts to obtain any acknowledgements from the obligors under any instruments securing or purporting to secure the Existing Loan reasonably requested by Hanover to confirm the status of such instruments and verify the rights of Hanover. Erwin also hereby authorizes Hanover to execute on behalf of Erwin, as debtor, and to file financing statements necessary or desirable in Hanover's sole discretion to perfect and to maintain the perfection and priority of Hanover's security interest in the collateral securing or purporting to secure the Existing Loan.

7. Release and Waiver by Erwin. In partial exchange for the consideration referred to herein, Erwin, on behalf of himself, his heirs, executors, successors, administrators and assigns (collectively, "Erwin Parties"), does hereby knowingly and voluntarily release, acquit and forever discharge Hanover, its officers, shareholders, employees, directors, attorneys, subscribers, parent companies, subsidiaries, affiliates, successors and assigns and any other entity in which HCC owns, directly or indirectly, an interest (collectively, the "Hanover Parties") from any and all claims, charges, complaints, grievances or promises of any and every kind, whether known or unknown, that are based upon facts occurring prior to the Effective Date of this Agreement, including but not limited to, the following: (a) any contractual claims arising under any written or oral agreements between Erwin and Hanover Entities, (b) any statutory claims under the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Acts of 1964 and 1991, the Employee Retirement Income Security Act, Chapter 451 of the Texas Labor Code, the Texas Payday Law, and/or the Texas Commission on Human Rights Act, or arising from any other federal, state, or local statute, ordinance or regulation, (c) any tort or contract claims, (d) any claims, matters or actions related to Erwin's employment and/or affiliation with or separation from Hanover. It is further agreed that, in the event that Hanover initiates any claim, charge, complaint or grievance against Erwin other than a complaint arising from an alleged violation of Paragraph 6 or 9 hereof then the foregoing release of claims by Erwin shall be extinguished and no longer be in effect to the extent necessary to defend or respond to such claim, charge, complaint or grievance, including any counter claims, cross claims, demands or other actions in any way relating to such claim, charge, complaint or grievance. The above notwithstanding, it is expressly agreed that Erwin is not releasing and does not release any right to indemnification from HCC (i) to the extent he is determined to be entitled to such indemnification by HCC under Delaware or applicable law, or the bylaws or charter of HCC, and (ii) to the extent Erwin is determined to be entitled to the benefits offered under any directors and officers insurance policy maintained by HCC. In addition, Hanover agrees that expenses incurred by Erwin in defending civil or criminal actions as provided for under Section 7.1 of HCC's bylaws (including proceedings prosecuted by the United States Securities and Exchange Commission) shall be advanced to Erwin; provided, that Erwin's signature on this Agreement shall constitute an undertaking to reimburse such expenses as provided for in Section 7.1 of HCC's bylaws.



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8.   Confidential Information. Erwin acknowledges that in the course of Erwin's employment by Hanover, Erwin had access to information relating to the business and affairs of the Hanover Entities, including, without limitation, trade secrets, designs, technology, know-how, processes, data, ideas, techniques, inventions (whether patentable or not), works of authorship, formulas, business and development plans, customer lists, software programs and subroutines, source and object code, algorithms, terms of compensation and performance levels of the Hanover Entities' employees, information regarding the Hanover Entities' facilities, processes, operating procedures, financial data, purchasing practices, marketing, management procedures, books and records, employee or personnel data, contractual arrangements or proposals, properties and affairs of the Hanover Entities, as well as their business plans and budgets, information concerning the Hanover Entities' actual or anticipated business, research or development, and may have received information in confidence by or for the Hanover Entities' from any other person (collectively "Confidential Information"). Erwin agrees that following the Effective Date, Erwin will not, at any time, directly or indirectly, for any reason whatsoever, with or without cause, unless pursuant to a lawful subpoena or other legal process, breach the confidentiality of the information by using, disseminating, or disclosing any of the Hanover Entities' Confidential Information to any person or entity, nor will Erwin use any Confidential Information in competing with any of the Hanover Entities for any purpose. It is expressly understood that the Confidential Information covered by this paragraph includes only information that is confidential or proprietary information of one or more of the Hanover Entities and therefore does not include information which is generally available now or hereafter to the public. This provision may be specifically enforced by Hanover through an action at law or in equity at any time Hanover deems necessary.

9. Non-Competition. As partial exchange for the consideration referred to herein and in further consideration of the payment to Erwin of $20,611.11 per month for a period of eighteen (18) consecutive months beginning on the first day of each month beginning August 1, 2002 (provided, however, that the payment due August 1, 2002 shall be paid on August 5, 2002) and pursuant to Erwin's recognition that a material part of Hanover's willingness to enter into this Agreement centers upon its concern that a breach of this Paragraph 9 by Erwin would materially damage the Hanover Entities, Erwin further agrees that from the Effective Date up to and including a twenty-four (24) month period following the Effective Date of this Agreement, Erwin will not, either directly or indirectly, for himself or on behalf of any other person, persons, company, partnership, corporation or business of whatever nature:

          a. except for the Permitted Activities (as defined below), engage in, carry on, or have a financial interest (in any capacity whatsoever, including, without limitation, as an officer, director, shareholder, owner, partner, joint venturer, manager, advisor, employee, independent contractor or consultant) in the Applicable Businesses (as defined below) anywhere except Asia, due to the broad geographic nature of the Hanover Entities' business or otherwise compete with the Hanover Entities in the Applicable Business;

          b. in any capacity whatsoever, employ any employee or consultant of any of the Hanover Entities, or solicit or call upon any person or entity, who is in either



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         instance, at that time, an employee or consultant of any of the Hanover
         Entities, for the purpose of or with the intent or effect of employing, contracting for services, or enticing such employee or consultant away from or out of the employ or contract with any of the Hanover Entities, whether through a Qualified Investment or otherwise; or

         c. in any capacity whatsoever, call upon any person or entity which is, at that time, or which has been within twenty-four (24) months prior to that time, a customer of any of the Hanover Entities for the purpose of soliciting, selling, leasing or management of services or products relating to the Applicable Businesses anywhere.

     As referenced above, the "Applicable Businesses" will mean the compression processing, treating, parts and services, and production equipment businesses conducted by Hanover as its primary businesses prior to the Effective Date.

     Notwithstanding anything in subparagraph (a) of this Paragraph 9 to the contrary: (i) Erwin may acquire, for investment purposes only, not more than two percent (2%) of the capital stock of a business competing with Hanover, provided that such stock is traded on a national securities exchange, an automated quotation system, or over-the-counter, (ii) Erwin may secure employment in the energy industry with a company that does not compete as a third party service provider, lessor, or vendor in the Applicable Businesses or (iii) after offering a Qualified Investment (as defined below) to HCC pursuant to the procedures set forth in this Paragraph 9, make a Qualified Investment (the activities described in clauses (i) (ii) and (iii) being collectively referred to as the "Permitted Activities").

     If, from the Effective Date up to and including the last day of the twenty-four (24) month period following the Effective Date of this Agreement, Erwin desires to make a Qualified Investment, Erwin shall give written notice to HCC at least thirty (30) days prior to the proposed date such Qualified Investment is to be consummated by Erwin (the "First Notice"). The First Notice shall contain a detailed description of the terms and timing of such Qualified Investment, the dollar amount of such Qualified Investment, and contact information for representatives of the entity or business in which such Qualified Investment is to be made, and shall be accompanied by written authorization from the Qualified Entity (as defined below) offering the Qualified Investment to Hanover in lieu of Erwin. Erwin hereby consents to HCC's contact with such representatives to the extent deemed necessary by HCC for its evaluation of the Qualified Investment. HCC shall have ten (10) days from the date of its receipt of the First Notice to notify Erwin in writing of Hanover's intention to make the Qualified Investment in lieu of Erwin making such investment (the "First Acceptance Notice"). If HCC shall deliver a First Acceptance Notice to Erwin, the Qualified Investment shall not be considered a Permitted Activity, and Erwin hereby consents to Hanover's negotiation and consummation of such Qualified Investment on behalf of itself. If, however, HCC does not deliver an First Acceptance Notice within such ten (10)-day period, Erwin may continue to negotiate the terms of such Qualified Investment and shall give a second written notice to HCC at least ten (10) days prior to the proposed date such Qualified Investment is to be consummated by Erwin (the "Second Notice"). The Second Notice shall contain updated versions of the information contained in the First Notice. HCC


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     shall have five (5) days from the date of its receipt of the Second Notice to notify Erwin in writing of Hanover's intention to make the Qualified Investment in lieu of Erwin making such investment (the "Second Acceptance Notice"). If HCC shall deliver a Second Acceptance Notice to Erwin, the Qualified Investment shall not be considered a Permitted Activity, and Erwin hereby consents to Hanover's negotiation and consummation of such Qualified Investment behalf of itself. If, however, HCC shall not have delivered either a First Acceptance Notice within the ten (10)-day period described herein or a Second Acceptance Notice with the five (5)-day period described herein, the Qualified Investment shall be considered a Permitted Activity so long as it shall be consummated by Erwin under substantially the same terms as such Qualified Investment was presented to HCC on the proposed consummation date as stated in the Second Notice or within five
     (5) days thereafter (the "Deadline"). Any Qualified Investment not consummated by Erwin on or prior to the Deadline shall not be considered a Permitted Investment unless re-offered to Hanover in accordance with the procedures specified in this Paragraph 9.

     For purposes of this Agreement, the term (i) "Qualified Investment" shall mean an investment, whether as a shareholder, limited partner, member, or other owner, in a Qualified Entity, and (ii) "Qualified Entity" shall mean any entity or business that (a) competes with Hanover anywhere and (b) with respect to which (or with respect to its subsidiaries or affiliates), Erwin has no employment, consulting, contractor or management relationship.

     If, during the twenty-four (24) month period following the Effective Date, HCC consummates a Qualified Investment or purchases or sells any assets or businesses as a result of a Proposal presented by Erwin and accepted in writing by HCC, then HCC agrees to pay Erwin the Finder's Fee agreed to by HCC and Erwin for such Qualified Investment, purchase or sale. As referenced herein, (a) a "Proposal" means a detailed written proposal presented by Erwin to the Chief Executive Officer of HCC for a Qualified Investment, purchase or sale; and (b) a "Finder's Fee" means a reasonable and customary fee paid to third party agents in the industry for an opportunity similar to the applicable Qualified Investment, purchase or sale, which fee must be specified in a written agreement executed by Erwin and HCC. At such time that Erwin presents a Proposal to HCC, and HCC chooses to pursue such Proposal by executing it in writing, Erwin and HCC will negotiate in good faith to arrive at the applicable Finder's Fee.

     In the event Hanover believes that Erwin has violated or is in the process of violating any provision of Paragraph 9, Hanover shall, before initiating any action for temporary or permanent injunctive relief or damages, notify Erwin in writing of such alleged violation. Such notification shall specify with reasonable particularity the alleged violation. Further, before initiating any action for temporary or permanent injunctive relief or damages, Hanover and Erwin agree to meet within seven (7) days of the notification to Erwin to discuss the alleged violation and the parties shall, in good faith, attempt to resolve the alleged violation. If, after such meeting, Hanover continues to believe that Erwin is in violation of Paragraph 9 and initiates action for injunctive relief or damages, Hanover may cease to make further payments under Paragraph 9, provided however, that if Hanover does not subsequently obtain a court order or judgment finding that Erwin has in fact violated the provisions of Paragraph 9, then Hanover shall be obligated to pay Erwin promptly all amounts due under Paragraph 9 that were withheld and to resume any remaining payments.


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10.  Injunctive Relief. It is agreed by the parties that the foregoing covenants in Paragraph 9 impose a reasonable restraint on Erwin in light of the activities and business of Hanover on the date of the execution of this Agreement. All of the covenants in Paragraph 9 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of any of the Erwin Parties against any of the Hanover Parties, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Hanover of such covenants. Because of the difficulty of measuring economic losses to Hanover as a result of a breach of any covenant in Paragraph 9 above, and because of the immediate and irreparable damage that could be caused to Hanover for which they would have no other adequate remedy, Erwin agrees that in the event of a breach by the Erwin Parties, the foregoing covenants may be enforced by Hanover by injunctions, restraining orders and other equitable actions, without the posting of any bond.

11. Confidentiality of Agreement. Erwin agrees that the Erwin Parties will not disclose, or cause to be disclosed, the terms of this Agreement, except to Erwin's attorneys, accountants, and/or tax advisors, or as otherwise required by law.

12. Cooperation. Erwin agrees that he will act at all times hereafter in a manner not inconsistent with the interests of Hanover with respect to their shareholders, customers, employees, agents, and third parties; and will not defame or disparage Hanover nor their employees. Erwin further agrees that he will provide reasonable cooperation to Hanover at reasonable and mutually agreeable times in response to requests made by Hanover in matters relating to internal investigations, external investigations, and/or judicial or administrative proceedings arising out of or relating in any way to any facts occurring prior to Effective Date of this Agreement, including but not limited to, participating in conferences and meetings, advising counsel, making himself available for interviews, providing documents or information, aiding in the analysis of documents, testifying, or complying with any other reasonable requests by Hanover; provided, that such cooperation will not require Erwin to waive any privilege or to forgo his constituted right to decline to testify against himself in any investigation, Congressional hearing, grand jury, or any other judicial or administrative proceeding. Erwin agrees to maintain in confidence (except pursuant to regulatory request, subpoena, court order, or any other legal process) any information regarding past, current or potential claims, governmental proceedings, investigations or administrative or judicial litigation relating to Hanover, and agrees not to communicate with any party(ies) who he knows or should have known is adverse or potentially adverse to the Company, including attorneys (other than his own counsel), investigators or others, except pursuant to valid regulatory request, subpoena, court order, or other legal process. Erwin agrees to provide notice of any motion, subpoena, order, regulatory request or other correspondence relating to Hanover as soon as practicable and in any event no later than three (3) days of his receipt of same, by forwarding such document or providing notice of any oral request to the General Counsel, Hanover Compressor Company, 12001 N. Houston Rosslyn, Houston, Texas 77086,
     (281) 405-5166. This cooperation is an integral part of this Agreement, and Erwin will not be compensated for such cooperation, other than reimbursement for any reasonable expenses Erwin may incur in connection with such cooperation.

13. Indemnification of Hanover. Erwin agrees to pay federal and state taxes, if any, that he is required by law to pay with respect to this Agreement. If Erwin fails to pay any required



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     taxes with respect to this Agreement, Erwin agrees to indemnify and hold harmless Hanover from any claims, demands, deficiencies, levies, assessments, penalties or recoveries by any government or entity against Erwin for any amounts claimed due on account of Erwin's failure to pay any required taxes with respect to the amounts designated in this Agreement, including Hanover's reasonable attorneys' fees in any disputes related to those payments.

14. Consulting Services. Erwin agrees to provide, until December 31, 2003, reasonable consulting services to Hanover (the "Consulting Services"). Erwin shall provide the consulting services at the direction of the Chairman of the Board of Directors of Hanover. Erwin will be an independent contractor and is not authorized to represent any of the Hanover Entities. Erwin shall be entitled to cease providing Consulting Services to Hanover by giving Hanover thirty (30) days prior written notice. In consideration for Erwin's agreement to provide Consulting Services, Hanover shall provide, until December 31, 2003, health and medical benefits to Erwin and his family on a basis (and at a cost) substantially similar to those benefits provided to Hanover's employees. At such time as Erwin elects to terminate its obligations to provide Consulting Services, Hanover shall cease providing such health and medical benefits.

15. Acknowledgement. Erwin acknowledges, represents and agrees that Erwin has been fully informed and is fully aware of Erwin's right to discuss any and all aspects of this matter with an attorney of Erwin's choice, that Erwin has carefully read and fully understands all of the provisions of this Agreement, and that Erwin accepts the terms of this Agreement as fair and equitable under all the circumstances and voluntarily executes this Agreement.

16. Non-Admission. This Agreement is not an admission by Erwin or Hanover of any wrongdoing or liability.

17. No Future Employment. Erwin agrees that Erwin waives any right to reinstatement or future employment with Hanover or any of its affiliates following Erwin's Effective Date.

18. Notices. Except as otherwise specifically provided herein, notices and other communications provided for herein shall be in writing and shall be hand delivered or mailed:

         If to Hanover:

         Hanover Compressor Company
         12000 N. Houston Rosslyn
         Houston, Texas 77086
         Attention:  Chief Executive Officer
         With copy to the General Counsel

         If to Erwin:

         Charles D. Erwin
         5553 Tilbury
         Houston, Texas 75206



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     or such other address as either party shall provide to the other by notice sent as provided in this section.

     All notices and other communication given to a party hereto in accordance with the provision of this Agreement shall be deemed to have been given on the date of receipt.

19. Entire Agreement. This Agreement sets forth the entire Agreement between Erwin and Hanover. Further, it supercedes and extinguishes any prior understandings or written or oral agreements between the parties. No one has promised Erwin anything that is different from what is set forth in this Agreement. No other promises or agreements shall be binding upon Erwin or Hanover with respect to the subject matter of this Agreement unless separately agreed to in writing.

20. Assignment. This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, legal representatives and assigns, but neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by either of the parties hereto without the prior written consent of the other party.

21. Controlling Law. (a) This Agreement has been made in the State of Texas and Texas law applies to it. If any part is found to be invalid, the remaining parts of the Agreement will remain in effect as if there were no invalid part; (b) Erwin and Hanover agree that this Agreement is intended to, and in all respects should be interpreted and enforced in a manner that renders it consistent with, and in no manner in violation of, the Sarbanes-Oxley Act of 2002.

22. Miscellaneous. This Agreement is intended to settle and release any and all claims for damages, benefits, and attorneys' fees and/or costs. Erwin agrees that, except as provided by this Agreement, he is not entitled to any income, payments, salaries, or other financial benefits from any of Hanover. The parties agree that this Agreement may be used as evidence in a subsequent proceeding in which any of the parties allege a breach of this Agreement or as a defense to any lawsuit brought by either party. Other than these two exceptions, the parties agree that this Agreement will not be introduced as evidence in any proceeding or in any lawsuit.

                                            HANOVER COMPRESSOR COMPANY

/s/ Charles D. Erwin                        By: /s/ Victor E. Grijalva
-----------------------------------             --------------------------------
Charles D. Erwin                                [name]  Victor E. Grijalva
                                                [title] Chief Executive Officer

Date: 8-2-02                                Date:   8/5/02
     -----------------                           -----------------------


                                            HANOVER COMPRESSION LIMITED
                                            PARTNERSHIP

                                            By: /s/ John E. Jackson
                                                --------------------------------
                                                [name]  John E. Jackson
                                                [title] Chief Financial Officer

                                            Date:   8/5/02
                                                 -----------------------



                                       Page 11 of 11